UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 28, 2006, subsidiaries of Kindred Healthcare, Inc. (the “Company”) completed the acquisition of the long-term acute care (“LTAC”) hospitals, skilled nursing facilities and assisted living facilities formerly operated by Commonwealth Communities Holdings LLC and certain of its affiliates (collectively, “Commonwealth”) for a total purchase price of $125 million in cash (the “Commonwealth Acquisition”). In connection with the Commonwealth Acquisition, on February 28, 2006, the Company also entered into a new master lease with an affiliate of Health Care REIT, Inc. (“HCN”) to lease four of the freestanding LTAC hospitals acquired from Commonwealth for an initial aggregate annual rental of approximately $6.3 million with a contingent annual rent escalator that should approximate 2.5% (the “LTAC Master Lease”). Pursuant to the LTAC Master Lease, the Company also acquired a two-year option to purchase the real estate related to the four freestanding LTAC hospitals from HCN for approximately $72.4 million. The Company made an initial payment of approximately $7.7 million to HCN at closing in connection with the LTAC Master Lease. Substantially all of the $7.7 million payment will be amortized over the life of the LTAC Master Lease.

Also in connection with the Commonwealth Acquisition, on February 28, 2006, the Company entered into a new master lease with HCN to lease the nine skilled nursing facilities and two co-located assisted living facilities acquired from Commonwealth for an initial aggregate annual rental of $10.7 million with a contingent annual rent escalator that should approximate 2.5% (the “SNF Master Lease”).

Each of the LTAC Master Lease and the SNF Master Lease has a 15 year term with one 15 year renewal.

Item 1.02. Termination of a Material Definitive Agreement.

On December 27, 2005, in connection with the Commonwealth transaction, the Company announced that its subsidiaries signed a definitive agreement with HCN to acquire the real estate associated with four LTAC hospitals operated by Commonwealth for a total purchase price of approximately $80 million (the “HCN Purchase Agreement”). In connection with the LTAC Master Lease, on February 28, 2006, the Company and HCN entered into an agreement terminating the HCN Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

Incorporated by reference is a press release issued by Kindred Healthcare, Inc. on February 28, 2006, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section.

Item 9.01.

(c)	Exhibits

Exhibit 99.1 Press release dated February 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 1, 2006	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer

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